                                            ALLIANCE SEMICONDUCTOR CORPORATION

                                        COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                               AND COMMON EQUIVALENT SHARES
                                          (in thousands, except per share data)
                                                       (unaudited)

                                                             Three Months Ended                     Six Months Ended
                                                                September 30,                         September 30,
                                                           1996              1995                 1996             1995
                                                       -------------     -------------        -------------    -------------

Net income (loss)                                        $ (2,455)        $ 20,045              ($12,490)         $ 34,963
                                                         ========         ========              ========          ========

Weighted average number of common shares
    outstanding during the period                          38,483           37,752                38,450            37,658

Weighted-average common stock equivalents
    (calculated using the "treasury stock"
    method) representing shares issuable
    upon exercise of employee stock options                  --              3,774                  --               3,848
                                                         --------         --------              --------          --------
Weighted-average common shares and equivalents
                                                           38,483           41,526                38,450            41,506
                                                         ========         ========              ========          ========
Net income (loss) per share                              ($  0.06)        $   0.48              ($  0.32)         $   0.84
                                                         ========         ========              ========          ========